Exhibit 99.1

Contact:	Randall P. Burton, II

Vice President and CFO

Telephone:	(540) 777-3997

FOR IMMEDIATE RELEASE

RGC RESOURCES, INC. ANNOUNCES $15 MILLION

AT-THE-MARKET EQUITY ISSUANCE PROGRAM

ROANOKE, Va. (March 5, 2020)—RGC Resources, Inc. (NASDAQ: RGCO) announced today that is has established an “at-the-market” (“ATM”) offering program under which it may issue and sell to the public, from time to time, up to $15 million of its common stock through Janney Montgomery Scott LLC, in its capacity as sales agent (the “Agent”).

Sales of common stock under the ATM program, if any, will be made by any method deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through the NASDAQ Global Market or sales made to or through a market maker or through an electronic communications network. The volume and timing of any sales under the ATM program will be determined at the Company’s discretion, subject to acceptance by the Agent.

Resources intends to use the net proceeds from any sales of its common stock under the ATM program to finance capital expenditures and for other general corporate purposes which may include reducing indebtedness or funding future acquisitions of, or investments in, assets or businesses.

The ATM program will terminate upon the earlier of the sale of the entire $15 million in shares of common stock available under the program or any termination of the sales agreement between the Company and the Agent in accordance with its terms.

A registration statement relating to the offering of shares of common stock discussed above has become effective under the Securities Act of 1933, as amended. The offering is being made by means of a prospectus supplement to the prospectus contained in the registration statement. Before making an investment in these securities, potential investors should read the prospectus supplement and the accompanying prospectus for more complete information about Resources and the offering. Potential investors may obtain these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, potential investors may contact the Agent, who will arrange to send them these documents: Janney Montgomery Scott LLC, syndicate@janney.com or (617) 557-2970.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities discussed herein, in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

RGC Resources, Inc. provides energy and related products and services to over 62,000 customers in Virginia through its operating subsidiaries including Roanoke Gas Company and RGC Midstream, LLC.

This press release, the prospectus supplement and the prospectus contain or incorporate by reference certain forward-looking statements, including statements regarding the planned use of the net proceeds from any sales of common stock under the ATM program and statements relating to such matters as anticipated financial performance, business prospects, technological developments, new products, research and development activities and similar matters. Forward-looking statements are based on current beliefs and expectations and are subject to inherent risks and uncertainties that could cause actual results and outcomes to differ materially from those expressed in the forward-looking statements, including those risks and uncertainties discussed under the caption “Risk Factors” in the prospectus and prospectus supplement and in our most recent Annual Report on Form 10-K and other subsequent reports filed with the Securities and Exchange Commission. Any forward-looking statement is based on current beliefs and expectations and speaks only as of the date it is made. The Company is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

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